UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 21, 2026

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way,	Fort Myers,	Florida	33912
(Address of principal executive offices)			(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2026, NeoGenomics, Inc. (the "Company") held an annual meeting (the "Annual Meeting") of its stockholders. At the Annual Meeting, stockholders approved an amendment (the "Amendment") to the Company's 2023 Equity Incentive Plan (the "Equity Incentive Plan") to increase the number of shares authorized for issuance thereunder by 5,000,000 shares. The Board of Directors of the Company approved the Amendment to Equity Incentive Plan, subject to stockholder approval.
A summary description of the terms of the Amendment is set forth in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2026 (the "Proxy Statement") under the section of the Proxy Statement entitled "Proposal 4 - Second Amendment of the 2023 Equity Incentive Plan," which is qualified by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on May 21, 2026, 116,630,120 shares of the Company’s common stock, par value $0.001 per share, were present or represented by proxy, representing approximately 89.61% of the outstanding voting stock as of March 23, 2026, the record date for the Annual Meeting. At the Annual Meeting, four proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:
(1)  Proposal No. 1: The election of Lynn A. Tetrault, Dr. Marjorie C. Green, Dr. Neil Gunn, Stephen M. Kanovsky, Michael A. Kelly, John P. Kenny, David B. Perez, Felicia Williams and Anthony P. Zook to serve as members of the Board of Directors until the next succeeding annual meeting of stockholders or until his or her successor has been duly elected and qualified.  The stockholders elected the nine directors by the following votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lynn A. Tetrault	105,727,863	3,367,912	1,276,412	6,257,933
Dr. Marjorie C. Green	109,519,041	778,682	74,464	6,257,933
Dr. Neil Gunn	107,351,592	2,945,140	75,455	6,257,933
Stephen M. Kanovsky	109,295,532	973,974	102,681	6,257,933
Michael A. Kelly	104,709,238	5,604,891	58,058	6,257,933
John P. Kenny	110,028,235	268,748	75,204	6,257,933
David B. Perez	106,880,533	3,425,136	66,518	6,257,933
Felicia Williams	109,486,148	792,263	93,776	6,257,933
Anthony P. Zook	109,656,654	657,836	57,697	6,257,933

(2) Proposal No. 2: The approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers, as identified in the proxy statement for the Annual Meeting. The advisory approval received an affirmative vote of a majority of the votes cast by stockholders as follows:

	Number of Votes	Outstanding %	Voted %
For	91,781,833	70.52%	83.19%
Against	18,534,236	14.24%	16.80%
Abstentions	56,118	0.04%	0.05%
Broker Non-Votes	6,257,933

(3) Proposal No. 3: The approval of the Amendment, as identified in the proxy statement for the Annual Meeting. The stockholders approved the proposal by the following vote:

	Number of Votes	Outstanding %	Voted %
For	108,010,493	82.99%	97.90%
Against	2,308,922	1.77%	2.09%
Abstentions	52,772	0.04%	0.04%
Broker Non-Votes	6,257,933
(4) Proposal No. 4: The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountant. The stockholders approved the proposal by the following vote:

	Number of Votes	Outstanding %	Voted %
For	116,103,093	89.21%	99.57%
Against	494,869	0.38%	0.42%
Abstentions	32,158	0.02%	0.02%

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

	10.1	NeoGenomics, Inc. 2023 Equity Incentive Plan (incorporated by reference to Annex A to the Company's Proxy Statement pursuant to Section 14(a) of the Exchange Act filed with the SEC on April 7, 2023)
10.2
First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan, as approved by the Company's stockholders on May 22, 2025 (incorporated by reference to Annex A of the Company's Proxy Statement on Form DEF 14A filed with the SEC on April 8, 2025)

10.3
Second Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan, as approved by the Company's stockholders on May 21, 2026 (incorporated by reference to Annex A of the Company's Proxy Statement on Form DEF 14A filed with the SEC on April 6, 2026)

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

Date:	May 22, 2026	By:	/s/ Alicia C. Olivo
		Name:	Alicia C. Olivo
		Title:	Executive Vice President, General Counsel & Secretary